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Exhibit 10.69

SEVENTH AMENDMENT
TO THE SPHERION CORPORATION
DEFERRED COMPENSATION PLAN

        THIS SEVENTH AMENDMENT to the Spherion Corporation Deferred Compensation Plan (the "Plan") is made on this 15th day of October, 2004, by Spherion Corporation, a Delaware corporation (the "Company");

W I T N E S S E T H:

        WHEREAS, Article IX of the Plan provides that the Company has the right to amend the Plan at any time; and

        WHEREAS, the Company now desires to amend the Plan to permit participants to direct that amounts invested in the Deferred Company Stock Unit Fund on and after October 15, 2004, be invested in other Investment Funds available under the Plan;

        NOW, THEREFORE, the Plan hereby is amended, effective as of October 15, 2004, as follows:

          1.     By adding the following to the end of Section 4.2(e).

            Notwithstanding the foregoing or anything in the Plan to the contrary, Participants may direct that amounts first deemed invested in the Deferred Company Stock Unit Fund on or after October 15, 2004 (including contributions made on or after such date and amounts transferred from other Investment Funds on or after such date) be invested in other Investment Funds. Participants may not direct that amounts deemed invested in the Deferred Company Stock Unit Fund prior to October 15, 2004, be invested in other Investment Funds.

          2.     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.

        IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Sixth Amendment on the date first above written.

SPHERION CORPORATION
By:	/s/ LISA IGLESIAS
Title:	Senior Vice President

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SEVENTH AMENDMENT TO THE SPHERION CORPORATION DEFERRED COMPENSATION PLAN